UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Earliest event reported) March 9, 2007

BIOPHAN TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Nevada	0-26057	82-0507874
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	file number)	Identification No.)

15 Schoen Place
Pittsford, New York	14534
(Address of principal executive offices)	(Zip code)

(585) 267-4800
(Registrant’s telephone number
including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

(i)  On March 9, 2007, Steven Katz resigned as a member of our Board of Directors. Mr. Katz indicated that his decision to resign was not caused by a disagreement relating to our operations, policies or practices. Mr. Katz’s letter of resignation is filed herewith as Exhibit 99.1.

(ii)  On March 9, 2007, Bonnie L. Labosky was elected to our Board of Directors. Ms. Labosky was elected by our incumbent Board of Directors to fill the vacancy created by the resignation of Mr. Katz. Since January 2007, Ms. Labosky has been President and CEO of Cardiac Concepts, Inc., a Minneapolis-based company developing new medical device technologies. From 2000 until December 2006, she was Group Vice President of Welch Allyn, Inc. From 1993 until 2000, she was a Vice President of Medtronic, Inc., serving as General Manager for Heart Failure Management from 1997 through 2000, General Manager for Micro Interventional Systems from 1996 through 1997, and General Manager of the Promeon Division from 1993 through 1997. From 1989 through 1993, she was a research and development director at Medtronic and from 1978 through 1988 she held various management positions (including Vice President and General Manager) with SPSS, Inc.

Item 7.01. Regulation FD Disclosure

On March 9, 2007, we issued a press release announcing Mr. Katz’s resignation and Ms. Labosky’s election to our Board of Directors, as reported in Item 5.02 above. A copy of the press release is furnished herewith as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit Number	Description of Exhibit
99.1	Letter of Resignation fromSteven Katz dated March 9, 2007
99.2	Press Release entitled “Biophan Appoints Bonnie Labosky to its Board of Directors” issued by Biophan Technologies, Inc. on March 9, 2007

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOPHAN TECHNOLOGIES, INC.

Date: March 9, 2007	/s/ Michael L. Weiner
Michael L. Weiner
President and Chief Executive Officer